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                                                                  Exhibit (d)(3)




                                                                    CONFIDENTIAL
                                                                    ------------

                                November 28, 2001



Harvest Partners
280 Park Avenue
33rd Floor
New York, NY  10017

Attention:  Ira Kleinman



Ladies and Gentlemen:

         Associated Materials Incorporated (the "Company") is prepared to furnish you certain information which is confidential, proprietary or otherwise not generally available to the public to assist you in making an evaluation (the "Evaluation") of a possible transaction between the Company and you (a "Transaction"). In consideration thereof and as a condition thereto, you agree (as to yourself and your affiliates) as follows:

         1. NONDISCLOSURE OF INFORMATION. You will (a) keep the Information confidential and (b) not use the Information other than in connection with your Evaluation. You may, however, disclose the Information to your Representatives, but only if such Representatives reasonably need to know the Information in connection with your Evaluation. You will (i) inform your Representatives receiving any Information of the confidential nature thereof and of this letter agreement, (ii) direct your Representatives to treat the Information confidentially and not to use it other than in connection with your Evaluation, and (iii) be responsible for your Representatives' improper use of the Information (including without limitation by such Representatives who, subsequent to the first date of disclosure of the Information, become your former Representatives). Without the prior consent of the Company, you will not, and will direct your Representatives not to, disclose to any third person (1) that the Information has been made available to you, (2) that discussions relating to a possible Transaction are taking place, or (3) any other facts with respect to any such discussions.

         2. NOTICE PRECEDING COMPELLED DISCLOSURE. If you or any of your Representatives are requested to disclose any of the Information, you will promptly notify the Company to permit it to seek a protective order or take other appropriate action. You will also cooperate in the Company's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, you or your Representatives are, in the opinion of your counsel, compelled as a matter of law to disclose the Information to a third party, you may disclose to the third party compelling disclosure only that part of the Information as is required by law to be disclosed (in which case, prior to such disclosure, you will use reasonable efforts to advise and consult with the Company


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Harvest Partners
November 28, 2001
Page 2 of 6

and its counsel as to such disclosure and the nature and wording of such disclosure) and you will use your reasonable efforts to obtain confidential treatment therefor.

         3. TREATMENT OF INFORMATION. You agree to treat and maintain the Information in substantially the same manner as you treat and maintain confidential information in the ordinary course of business. As soon as possible upon the Company's written request or upon the termination of the Evaluation by you, you and your Representatives will return to the Company all tangible Information which has been provided to you and will destroy (or, at your option, return to the Company) all materials (in whatever form) prepared by you or your Representatives that include any Information or were otherwise prepared using any Information. Such destruction (or return) will be confirmed in writing to the Company. Any Information that is not so destroyed (or returned) will remain subject to this letter agreement. You hereby acknowledge that you are aware and that your Representatives have been advised by you that applicable securities laws prohibit any person who has material, non-public information from purchasing or selling securities of the company to which such information relates or from communicating such information to any other person or entity.

         4. PUBLIC INFORMATION. This letter agreement will not apply to such portions of the Information that (a) are or become generally available to the public through no action by you or your Representatives or (b) are or become available to you on a nonconfidential basis from a source, other than the Company or its Representatives, which you believe, after reasonable inquiry, is not prohibited from so disclosing such portions to you by a contractual, legal or fiduciary obligation.

         5. NO WARRANTY OF ACCURACY. You understand that the Company will endeavor to include in the Information materials it believes may be relevant for your Evaluation, but you acknowledge that neither the Company nor any Representative of the Company makes any representation or warranty as to the accuracy or completeness of any Information. You agree that neither the Company nor any Representative of the Company has any liability to you or your Representatives resulting from the use of the Information.

         6. CERTAIN ACTIONS. (a) COORDINATION OF CONTACTS. During the course of the Evaluation, neither you nor your Representatives will, except within the terms of a specific written request from the Company or any of its authorized Representatives, initiate contact with any director, officer, employee or person known to you to be a securityholder, partner or joint venturer of the Company in connection with any matter referred to in this letter agreement. If the Evaluation is terminated by you or by the Company, you and your Representatives will permanently cease all such contacts, whether or not previously authorized.

               (b) STANDSTILL. As of the date of this letter agreement, except as previously disclosed by you to the Company in writing, you confirm that you do not beneficially own any securities entitled to be voted generally in the election of directors of the Company or


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Harvest Partners
November 28, 2001
Page 3 of 6


any direct or indirect options or other rights to acquire any such securities ("Voting Securities"). You agree that for a period of two years from the date of this letter agreement, except within the terms of a specific written request from the Company, neither you, nor any of your Representatives as a principal, will propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition or other transaction relating to the Company, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this letter agreement, nor will you or any of your Representatives as a principal (1) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Voting Securities, (2) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the list of the stockholders or other books and records of the Company, (3) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of the Company or has the purpose of circumventing any provision of this letter agreement, (4) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Board of Directors, management, or policies of the Company, or (5) make any proposal or other communication designed to compel the Company to make a public announcement in respect of any matter referred to in this letter.

               (c) NO SOLICITATION. You agree that for a period of two years from the date of this letter agreement, except within the terms of a specific prior written consent of the Company, neither you, nor any of your Representatives on your behalf, will directly or indirectly solicit for employment or hire any director, officer or other management employee of the Company. This paragraph does not preclude hiring an employee who responds to a generic newspaper advertisement not directed at employees of the Company.

               (d) NO DISPARAGEMENT. If the Board of Directors (the "Board") of the Company determines to consider or approves any transaction with a third party involving a merger, consolidation, material joint venture, sale of substantial assets or stock or other form of business combination or acquisition transaction (an "Alternative Transaction"), you agree that, from the time you first learn that the Board is considering an Alternative Transaction until the end of 18 months following the public announcement, or notice to you, by the Company of an Alternative Transaction, you will not and will cause your affiliates controlled by you and your Representatives not to (a) publicly or privately disparage the Company, such third party or the Alternative Transaction, or (b) appear before or otherwise communicate with any governmental authority, including without limitation, any anti-competition and or regulatory authority, that has direct or indirect authority over the Company, the third party or their respective affiliates (a "Regulatory Authority") to oppose, or influence the Regulatory Authority to oppose, the


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Harvest Partners
November 28, 2001
Page 4 of 6


Alternative Transaction. The foregoing covenant will not, however, (i) preclude or limit you from exercising any right you may have under any existing contract with the Company or interfere with the conduct of your existing business with the Company or any of its affiliates, on the one hand, and you or any of your affiliates, on the other hand, or (ii) prohibit you from responding to any specific written request from a Regulatory Authority (so long as you did not solicit or encourage that request, it being understood that disclosure to the Regulatory Authority of the existence of the terms of this letter agreement in response to an oral request from a Regulatory Authority will not constitute solicitation or encouragement of a written request).

               (e) SURVIVAL. The foregoing provisions of this Paragraph 6 will remain in effect for the periods specified herein notwithstanding that some or all of the Information has become publicly disclosed or outdated or that any portion of this letter agreement has become inoperative as to any portion of the Information.

         7. CERTAIN OBLIGATIONS ONLY ON DEFINITIVE AGREEMENT. No agreement providing for any Transaction will be deemed to exist unless and until a Definitive Agreement has been executed and delivered by the Company and each other party thereto, and you hereby irrevocably waive any claims (including without limitation breach of contract) in connection with any Transaction contemplated hereby unless and until a Definitive Agreement has been so executed and delivered and then only in accordance with the terms thereof and applicable law. Unless and until a Definitive Agreement has been so executed and delivered, neither the Company nor any of its Representatives has any legal obligation to you of any kind with respect to any Transaction because of this letter agreement or any other written or oral expression with respect to any Transaction. For purposes of this Paragraph 7, the term "Definitive Agreement" does not include a letter of intent or any other preliminary written agreement, whether or not executed, nor does it include any actual or purported written or verbal acceptance of any offer or proposal. Except as otherwise expressly agreed in writing or as expressly provided herein, the Company and its Representatives will be free to conduct the process relating to any Transaction as they in their sole discretion determine (including without limitation changing any procedures relating to a Transaction, or negotiating with and entering into a Definitive Agreement with any other person, without in any such case giving prior notice to you or any other person). You agree that you will not have any claims against the Company or any of its Representatives arising out of or relating to any Transaction other than those, if any, arising under a Definitive Agreement and then only in accordance with the terms thereof.

         8. GENERAL PROVISIONS. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No document or other action purporting to have been signed on behalf of or to bind the Company will be operative for purposes of this letter agreement unless it is in writing and is signed by the Chief Executive Officer or Chief Financial Officer while such person was still in office. This letter agreement will be binding on and inure to the benefit of the parties hereto and their respective successors


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Harvest Partners
November 28, 2001
Page 5 of 6


and assigns, including without limitation any person acquiring a majority of the outstanding Voting Securities. Money damages would not be a sufficient remedy for any violation of the terms of this letter agreement and, accordingly, the Company will be entitled to specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. You hereby consent to personal jurisdiction in any action brought in any federal or state court within the State of Delaware having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

         9. CERTAIN DEFINITIONS. As used in this letter agreement, (a) the term "Company" includes, unless the context otherwise requires, the Company's affiliates, (b) the term "you," and "your" includes the entity named as addressee of this letter agreement and its affiliates, (c) the terms or phrases "affiliate," "beneficial owner," "election contest," "equity security," "group," "participant," "person," "proxy," "security" and "solicitation" (and the plurals thereof) have the meanings ascribed to such terms under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (d) all information (written or otherwise) that is confidential, proprietary or otherwise not generally available to the public and is furnished by the Company or by its Representatives, together with all written or electronically stored documentation prepared by you or your Representatives that is based on or reflects, in whole or in part, such information or the Evaluation (such prepared documentation being deemed for purposes of this letter agreement to have been "furnished") is herein referred to as the "Information", and (e) any director, officer, employee, lender or other agent, including without limitation any accountant, attorney and financial advisor, is herein referred to as a "Representative."



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Harvest Partners
November 28, 2001
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         Please sign and return one copy of this letter agreement to evidence your acceptance of and agreement to the foregoing, whereupon this letter agreement will become the binding obligation of each of the undersigned.

                                          ASSOCIATED MATERIALS INCORPORATED



                                          By:  /s/ Robert L. Winspear
                                               -----------------------
                                               Robert L. Winspear
                                               Vice President and
                                               Chief Financial Officer



Accepted and agreed to as of
the date first above written:

HARVEST PARTNERS


By: /s/ Stephanie Short
    ----------------------
    Marketing Associate for
    Ira Kleinman
    Partner